- --------------------------------------------------------------------------------

                   UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549


                                   ---------------

                                     FORM 8-K/A-1

                                   ---------------



                                    CURRENT REPORT
        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) AUGUST 27, 1996 (JUNE 14, 1996)




                                 COLEMAN HOLDINGS INC.
                 ----------------------------------------------------
                (Exact name of registrant as specified in its charter)



            DELAWARE                    33-67058               13-3722380
         ---------------              ------------        -------------------
         (State or other              (Commission          (I.R.S. Employer
         jurisdiction of                File No.)          Identification No.)
         incorporation)



         1526 COLE BLVD., SUITE 300, GOLDEN, COLORADO         80401
         --------------------------------------------        --------
         (Address of principal executive offices)           (Zip Code)



        Registrant's telephone number, including area code:      303-202-2400
                                                                -------------


- --------------------------------------------------------------------------------

                                COLEMAN HOLDINGS INC.


    The following financial statements of businesses acquired and pro forma financial information is provided by Coleman Holdings Inc. ("Coleman Holdings") in connection with the acquisition of Application des Gaz, S.A. ("ADG" or "Camping Gaz") by The Coleman Company, Inc. ("Coleman" or "Company"), an approximately 83% indirectly owned subsidiary of Coleman Holdings, as described in Coleman Holdings Form 8-K dated June 28, 1996.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. The following historical consolidated financial statements of ADG prepared in accordance with French generally accepted accounting principles for the year ended December 31, 1995 are attached to this Form 8-K/A-1 as Exhibit 99.1:

         Statutory Auditors' General Report
         Consolidated Annual Accounts for the Year Ended December 31, 1995

    (b) PRO FORMA FINANCIAL INFORMATION. The following pro forma financial information is provided by Coleman Holdings in connection with the acquisition of Camping Gaz by Coleman:

    The unaudited balance sheet of Coleman Holdings as of June 30, 1996 as reported in Coleman Holdings' Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996 (the "June 30, 1996 Form 10-Q") reflects the acquisition of approximately 89% of the outstanding shares of ADG as of June 30, 1996. The pro forma adjustments to the unaudited pro forma condensed combined balance sheet as of June 30, 1996 relate entirely to the acquisition of the remaining outstanding shares of ADG, approximately 11% of the outstanding shares, as if Coleman had purchased those outstanding shares at June 30, 1996.

    The unaudited Coleman Holdings condensed consolidated statement of earnings for the six months ended June 30, 1996, as reported in the June 30, 1996 Form 10-Q, includes the results of the Camping Gaz operations from March 1, 1996 through June 30, 1996 and also includes recognition of minority interest in the earnings of Camping Gaz related to the publicly traded shares of Camping Gaz for that same period. Therefore, the pro forma adjustments to the unaudited pro forma condensed combined statement of earnings for the six months ended June 30, 1996 relate to the operations of Camping Gaz for the period January 1, 1996 through February 29, 1996 and to the elimination of the minority shareholders interest in the earnings of Camping Gaz for the period March 1, 1996 through June 30, 1996 as if Coleman had purchased 100% of the outstanding shares of Camping Gaz at January 1, 1996. The unaudited pro forma condensed combined statement of earnings for the year ended December 31, 1995 has been prepared as if the purchase of 100% of the outstanding shares of Camping Gaz had occurred as of the beginning of 1995.

    The historical financial statements of Camping Gaz included in Item 7(a) as
Exhibit 99.1 are expressed in French Francs and prepared in accordance with accounting principles generally accepted in France ("French GAAP"). Each of the historical statements of earnings of Camping Gaz presented in the pro forma statements of earnings in Item 7(b) have been adjusted so as to reflect pro forma financial information prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP") and have been translated into U.S. dollars at appropriate exchange rates. Net earnings for Camping Gaz for the year ended December 31, 1995 prepared in accordance with U.S. GAAP are $2.8 million and include a $0.4 million increase in net earnings as determined in accordance with French GAAP for the year ended December 31, 1995. The $0.4 million increase in net earnings relates primarily to a reduction of depreciation expense as determined in accordance with U.S. GAAP and the associated increase in the provision for income taxes. The net loss for Camping Gaz of $1.2 million included in the pro forma statement of earnings for the six months ended June 30,

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS (CONCLUDED)

1996 is for the period January 1, 1996 through February 29, 1996 and includes primarily a $0.6 million after tax inventory write-off and a $0.4 million after tax charge for litigation expense to adjust historical earnings prepared in accordance with French GAAP to historical earnings prepared in accordance with U.S. GAAP.

    The unaudited pro forma condensed combined financial statements reflect the purchase method of accounting on an unaudited basis for the Camping Gaz acquisition based upon preliminary purchase price allocations and reflect certain other adjustments described in the notes. The pro forma results do not purport to be indicative of what would have occurred had the acquisition of Camping Gaz been consummated at the beginning of the periods presented. Moreover, the pro forma information is not intended to be indicative of future results of operations. The pro forma financial information should be read in conjunction with the notes thereto and the historical financial statements and the related notes thereto contained in the June 30, 1996 Form 10-Q incorporated herein by reference and the 1995 Annual Report on Form 10-K of Coleman Holdings.

    See the unaudited pro forma condensed combined financial statements listed in the accompanying Index to Unaudited Pro Forma Financial Statements on Page F-1 herein.

    (c)  EXHIBITS

         EXHIBIT NUMBER                 DESCRIPTION


              99.1 Statutory Auditors' General Report and Consolidated Annual Accounts for the Year Ended December 31, 1995 of Application des Gaz, S.A.; incorporated by reference herin from Exhibit 99.1 to The Coleman Company, Inc. Current Report on Form 8-K/A-1 filed on August 28, 1996.

                                      SIGNATURE


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            COLEMAN HOLDINGS INC.
                                                 (Registrant)



Date:    August 27, 1996               By:  /s/ George Mileusnic
     -------------------------              -----------------------------------
                                            George Mileusnic
                                            Executive Vice President and Chief
                                            Financial Officer

                            CURRENT REPORT ON FORM 8-K/A-1

                                      ITEM 7(b)
                  INDEX TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS


                        COLEMAN HOLDINGS INC. AND SUBSIDIARIES



                                                                          Page
                                                                          ----

    The following unaudited condensed combined pro forma financial statements of Coleman Holdings Inc. and Subsidiaries are included in Item 7(b):

    Unaudited Pro Forma Condensed Combined Balance Sheet as of
         June 30, 1996................................................    F-2

    Unaudited Pro Forma Condensed Combined Statement of Earnings
         for the Six Months Ended June 30, 1996.......................    F-3

    Unaudited Pro Forma Condensed Combined Statement of Earnings
         for the Year Ended December 31, 1995.........................    F-4

    Notes to Unaudited Pro Forma Condensed Combined Financial
         Statements...................................................    F-5

                        COLEMAN HOLDINGS INC. AND SUBSIDIARIES

                      PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                    JUNE 30, 1996
                                    (In thousands)
                                     (Unaudited)



                                                  Coleman       Pro Forma     Pro Forma
                                                 Holdings       Adjustments    Combined
                                                ----------      -----------   ----------
                  ASSETS
Current assets:
  Cash and cash equivalents...................  $   11,364       $     --     $   11,364
  Accounts receivable, net....................     370,409             --        370,409
  Inventories.................................     291,995             --        291,995
  Deferred tax assets.........................      20,115             --         20,115
  Prepaid assets and other....................      20,846             --         20,846
                                                ----------      -----------   ----------

     Total current assets.....................     714,729             --        714,729

  Property, plant and
     equipment, net...........................     212,257             --        212,257
  Intangible assets related to
     businesses acquired, net.................     321,455          6,771 (1)    328,226
Note receivable - affiliate...................      54,764             --         54,764
Deferred tax assets and other.................      49,531        (10,672)(1)     38,859
                                                ----------      -----------   ----------
                                                $1,352,736       $ (3,901)    $1,348,835
                                                ----------      -----------   ----------
                                                ----------      -----------   ----------


   LIABILITIES AND STOCKHOLDER'S (DEFICIT)

Current liabilities:
  Accounts and notes payable..................  $  203,519       $     --     $  203,519
  Other current liabilities...................     106,492             --        106,492
                                                ----------      -----------   ----------

     Total current liabilities................     310,011             --        310,011

  Long-term debt..............................     956,882             --        956,882
  Income taxes payable - affiliate............      50,136             --         50,136
  Other liabilities...........................      65,909             --         65,909
  Minority interest in Camping Gaz............       5,393         (3,901)(1)      1,492
  Minority interest in Coleman................      57,469             --         57,469

  Stockholder's (deficit).....................     (93,064)            --        (93,064)
                                                ----------      -----------   ----------
                                                $1,352,736         (3,901)    $1,348,835
                                                ----------      -----------   ----------
                                                ----------      -----------   ----------



            See Notes to Pro Forma Condensed Combined Financial Statements

                        COLEMAN HOLDINGS INC. AND SUBSIDIARIES

                  PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS

                            SIX MONTHS ENDED JUNE 30, 1996
                          (In thousands, except share data)
                                     (Unaudited)



                                              Coleman        Camping        Pro Forma    Pro Forma
                                             Holdings        Gaz (a)       Adjustments    Combined
                                            ---------       --------       -----------   ---------
Net revenues . . . . . . . . . . . . . .    $ 726,214       $ 26,154        $    --      $ 752,368
Cost of sales. . . . . . . . . . . . . .      507,710         17,451             --        525,161
                                            ---------       --------       -----------   ---------
Gross profit . . . . . . . . . . . . . .      218,504          8,703             --        227,207
Selling, general
  and administrative expenses. . . . . .      125,819         10,483             --        136,302
Interest expense . . . . . . . . . . . .       36,606            173          1,730 (3)     38,509
Amortization of goodwill
  and deferred charges . . . . . . . . .        6,082             --            347 (4)      6,429
Other expense, net . . . . . . . . . . .       (2,098)            (4)            --         (2,102)
                                            ---------       --------       -----------   ---------
Earnings (loss) before income taxes,
  taxes, minority interest,
  and extraordinary item . . . . . . . .       52,095         (1,949)        (2,077)        48,069
Provision for income taxes . . . . . . .       17,390           (731)        (1,510)(5)     15,149
Minority interest in earning
  of Camping Gaz . . . . . . . . . . . .        1,951            (22)        (1,602)(2)        327
Minority interest in earnings
  of Coleman . . . . . . . . . . . . . .        7,237             --            (23)(6)      7,214
                                            ---------       --------       -----------   ---------
Earnings (loss)
  before extraordinary item. . . . . . .    $  25,517       $ (1,196)       $ 1,058      $  25,379
                                            ---------       --------       -----------   ---------
                                            ---------       --------       -----------   ---------



(a)  For the period January 1, 1996 through February 29, 1996


            See Notes to Pro Forma Condensed Combined Financial Statements

                        COLEMAN HOLDINGS INC. AND SUBSIDIARIES

                  PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS

                             YEAR ENDED DECEMBER 31, 1995
                          (In thousands, except share data)
                                     (Unaudited)


                                              Coleman        Camping        Pro Forma    Pro Forma
                                             Holdings          Gaz         Adjustments    Combined
                                            ----------      ---------      -----------   ----------
Net revenues . . . . . . . . . . . . . .    $  933,574      $ 196,987      $     --      $1,130,561
Cost of sales. . . . . . . . . . . . . .       649,427        121,930            --         771,357
                                            ----------      ---------      -----------   ----------
Gross profit . . . . . . . . . . . . . .       284,147         75,057            --         359,204
Selling, general
and administrative expenses. . . . . . .       175,036         67,515            --         242,551
Asset impairment charge. . . . . . . . .        12,289             --            --          12,289
Interest expense . . . . . . . . . . . .        57,830          1,903         7,281 (3)      67,014
Amortization of goodwill
and deferred charges . . . . . . . . . .         9,558             --         1,688 (4)      11,246
Other expense, net . . . . . . . . . . .           283            605            --             888
                                            ----------      ---------      -----------   ----------
Earnings (loss) before income
taxes, minority interest,
and extraordinary item . . . . . . . . .        29,151          5,034        (8,969)         25,216
Provision for income taxes . . . . . . .        11,701          1,799        (5,275)(5)       8,225
Minority interest in earnings
of Camping Gaz . . . . . . . . . . . . .            --            405            --             405
Minority interest in earnings
of Coleman . . . . . . . . . . . . . . .         6,696             --          (136)(6)       6,560
                                            ----------      ---------      -----------   ----------
Earnings (loss)
before extraordinary item. . . . . . . .    $   10,754      $   2,830      $ (3,558)     $   10,026
                                            ----------      ---------      -----------   ----------
                                            ----------      ---------      -----------   ----------



            See Notes to Pro Forma Condensed Combined Financial Statements

                        COLEMAN HOLDINGS INC. AND SUBSIDIARIES

              NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                    (In thousands)
                                     (Unaudited)


A.  BASIS OF FINANCIAL STATEMENT PRESENTATION


    On February 28, 1996, The Coleman Company, Inc. ("Coleman" or the "Company"), an approximately 83% indirectly owned subsidiary of Coleman Holdings Inc. ("Coleman Holdings"), and Butagaz S.N.C. ("Butagaz"), a subsidiary of Societe de Petroles Shell S.A., jointly announced they had entered into an agreement (the "Share Purchase Agreement") in connection with the sale to Coleman of approximately 60 percent of the outstanding shares of Application des Gaz, S.A. ("ADG" or "Camping Gaz"). Pursuant to the terms of the Share Purchase Agreement and other related documents dated February 27, 1996, Coleman has the right to, and intends to, acquire the remaining shares held by Butagaz, which represent approximately 10% of the outstanding shares of ADG, and accordingly considers this 10% stock ownership as under the control of the Company. The Company obtained effective control of Camping Gaz on March 1, 1996. Camping Gaz is the leading manufacturer and distributor of camping appliances in Europe.

    On June 24, 1996, Coleman commenced a public tender offer for the purchase of all the publicly traded outstanding shares of ADG, or approximately 30% of the outstanding shares. The tender offer period expired in July 1996 with approximately 28% of the outstanding shares of ADG tendered for purchase. The Company is currently completing the necessary steps to acquire the remaining publicly held stock and expects to complete those actions during the third quarter of 1996. The acquisition of Camping Gaz is being accounted for under the purchase method. In connection with the preliminary allocation of purchase price to the fair values of assets and liabilities acquired, the Company recorded goodwill of approximately $60,682, which is being amortized over 40 years on the straight-line method. Coleman Holdings has included the results of operations of Camping Gaz in the historical consolidated financial statements of Coleman Holdings from March 1, 1996, the date on which the Company obtained effective control of Camping Gaz, and has recognized minority interest related to the publicly traded shares of Camping Gaz for the period March 1, 1996 through June 30, 1996.

    The pro forma adjustments to the June 30, 1996 unaudited pro forma condensed combined balance sheet relate entirely to the acquisition of the remaining outstanding shares of ADG, or approximately 11% of the outstanding shares, as if Coleman had purchased those outstanding shares at June 30, 1996.

    The unaudited Coleman Holdings condensed consolidated statement of earnings for the six months ended June 30, 1996, as reported in Coleman Holdings' Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996 (the "June 30, 1996 Form 10-Q"), includes the results of the Camping Gaz operations from March 1, 1996 through June 30, 1996 and also includes recognition of minority interest in the earnings of Camping Gaz related to the publicly traded shares of Camping Gaz for that same period. Therefore, the pro forma adjustments to the unaudited pro forma condensed combined statement of earnings for the six months ended June 30, 1996 relate to the operations of Camping Gaz for the period January 1, 1996 through February 29, 1996 and to the elimination of the minority interest in the earnings of Camping Gaz for the period March 1, 1996 through June 30, 1996 as if Coleman had purchased 100% of the outstanding shares of Camping Gaz at January 1, 1996. The unaudited pro forma condensed combined statement of earnings for the year ended December 31, 1995 has been prepared as if the purchase of 100% of the outstanding shares of Camping Gaz had occurred as of the beginning of 1995.

    The historical statements of earnings of Camping Gaz presented in the pro forma condensed combined statements of earnings are derived from the historical financial statements of Camping Gaz expressed in French

                        COLEMAN HOLDINGS INC. AND SUBSIDIARIES

                                    (In thousands)
                                     (Unaudited)

francs and prepared in accordance with accounting principles generally accepted in France ("French GAAP") and have been adjusted so as to reflect pro forma financial information prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP") and translated into U.S. dollars at appropriate exchange rates. Net earnings for Camping Gaz for the year ended December 31, 1995 prepared in accordance with U.S. GAAP are $2,830 and include a $445 increase in net earnings as determined in accordance with French GAAP for the year ended December 31, 1995. The $445 increase in net earnings relates primarily to a reduction of depreciation expense as determined in accordance with U.S. GAAP and the associated increase in the provision for income taxes. The net loss for Camping Gaz of $1,196 included in the pro forma statement of earnings for the six months ended June 30, 1996 is for the period January 1, 1996 through February 29, 1996 and includes primarily a $570 after tax inventory write-off and a $380 after tax charge for litigation expense to adjust historical earnings prepared in accordance with French GAAP to historical earnings prepared in accordance with U.S. GAAP.

    The unaudited pro forma condensed combined financial statements use the purchase method of accounting on an unaudited basis for the Camping Gaz acquisition based upon preliminary purchase price allocations and reflect certain other adjustments described in the notes. The pro forma results do not purport to be indicative of what would have occurred had the acquisition of Camping Gaz been consummated at the beginning of the periods presented. Moreover, the pro forma information is not intended to be indicative of future results of operations.

B.  PRO FORMA ADJUSTMENTS

1. The acquisition cost of the remaining outstanding publicly traded shares of Camping Gaz at June 30, 1996 was approximately $10,672. The acquisition cost was financed with funds that had been placed in escrow at June 30, 1996 and classified as non-current assets in the June 30, 1996 consolidated balance sheet. Pro forma adjustments are made to record the preliminary purchase price allocation related to the acquisition of the remaining outstanding publicly traded shares of Camping Gaz and to eliminate minority interest related to the publicly traded shares of Camping Gaz at June 30, 1996 and reflected in the June 30, 1996 consolidated balance sheet.

2. Elimination of minority interest related to the publicly traded shares of Camping Gaz at June 30, 1996 and reflected in the June 30, 1996 consolidated statement of earnings.

                        COLEMAN HOLDINGS INC. AND SUBSIDIARIES

        NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (CONCLUDED)
                                    (In thousands)
                                     (Unaudited)

3. Interest on borrowings to finance the acquisition of 100% of the outstanding shares of Camping Gaz using the approximate interest rates that would have been incurred under Coleman's credit agreements would have increased interest expense as follows:

                                         Six Months Ended         Year Ended
                                           June 30, 1996      December 31, 1995
                                         ----------------     -----------------

         Pro forma interest on
           Camping Gaz acquisition          $  1,730               $  7,281
                                            --------               --------
                                            --------               --------

    A one-eighth (1/8) percentage point change in the assumed interest rate would change the pro forma interest expense by approximately $62 and $123 for the six months ended June 30, 1996 and the year ended December 31, 1995, respectively.

4. To amortize goodwill associated with the Camping Gaz acquisition over 40 years.

5. Pro forma income tax adjustment to adjust the pro forma combined income tax provision to the estimated annual effective tax rate for the six month period ended June 30, 1996 and to adjust the pro forma income tax provision for the year ended December 31, 1995.

6.  To recognize minority interest.